Exhibit 95.1

Mine Safety Disclosures

The operation of the Company’s aggregates quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (“SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Company presents the following items regarding certain mining safety and health matters for the three months ended June 28, 2014, as applicable:

•	Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•	Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•	Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•	Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•	Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•	Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•	Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•	Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) pending as of the last day of period.

•	Legal actions before the Commission initiated during period.

•	Legal actions before the Commission resolved during period.

The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. There were no legal actions pending before the Commission for any of the Company’s quarries and mines, as of or during the quarter ended June 28, 2014.

Appendix 1 follows.

Appendix 1

Name of Company	Name of Operation	MSHA ID Number	State	Number of Inspections	Total Number of Section 104 S&S Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments	Total Number of Mining Related Fatalities	Received Written Notice Under Section 104(e) (yes/no)	Received Written Notice of Potential Violation Under 104(e) (yes/no)	Number of Contested Citations	Number of Contested Penalties	Total Dollar Value of Penalties in Contest	Number of Complaints of Discharge or Discrimination
Alleyton Resources	Monahan	4104552	TX	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Alleyton Resources	4L Ranch	4104416	TX	2	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Alleyton Resources	Potter Plant	4104987	TX	2	1	0	0	0	0	$100.00	0	No	No	0	0	$0.00	0
Austin Materials	Hays Quarry	4104514	TX	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Austin Materials	Ramming Pit	4104807	TX	3	6	0	2	0	0	$4,082.00	0	No	No	0	0	$0.00	0
Colorado Companies	Washplant 2	0504746	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Washplant 3	0504565	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Crusher1	0504296	CO	1	0	0	0	0	0	$300.00	0	No	No	0	0	$0.00	0
Colorado Companies	Washplant 1	0504873	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Washplant 4	0503809	CO	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Crusher 2	0504645	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Elam Construction Inc	0504593	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Colorado Companies	Crusher 3	0504593	CO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	Boon Quarries West	2300022	MO	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	plant # 80	2302071	MO	2	5	0	0	0	0	$0.00	0	No	No	4	5	$896.00	0
Con-Agg of MO	Plant # 81	2302296	MO	1	1	0	0	0	0	$0.00	0	No	No	0	1	$0.00	0
Con-Agg of MO	Boon Quarries East	2300078	MO	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	Huntsville Quarry	2302004	MO	1	0	0	0	0	0	$100.00	0	No	No	3	4	$5,832.00	0
Con-Agg of MO	Con-Agg LLC dba Boone Quarries	2302153	MO	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	Plant # 65	2301922	MO	4	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	Boone Quarries-North Telsmith Plant	2301894	MO	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Con-Agg of MO	Plant #83	2302338	MO	3	4	0	0	0	0	$1,651.00	0	No	No	2	2	$667.00	0
Continental Cement Company	Hannibal Plant	2300217	MO	0	0	0	0	0	0	$0.00	0	No	No	8	8	$39,459.00	0
Continental Cement Company	Owensville Plant	2301038	MO	2	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Continental Cement Company	Hannibal Underground	2302434	MO	4	8	0	0	0	0	$2,469.00	0	No	No	0	0	$0.00	0
Cornejo & Sons	Oxford Sand and Gravel	1400522	KS	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Cornejo & Sons	Wichita Sand and Gravel	1400543	KS	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Cornejo & Sons	Kingsbury	1400624	KS	2	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Cornejo & Sons	Grove	1401539	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Cornejo & Sons	Durbin Quarry	1401719	KS	2	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant #80006	1401471	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant #80012	1401472	KS	2	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant # 80002	1401583	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant # 80013	1401609	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant # 80010	1401687	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant # 80011	1401470	KS	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant # 80003	1401474	KS	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	85.9	1401759	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hamm, Inc	Plant #81038	1401709	KS	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Hart County Stone Company	1500035	KY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Monroe Co. Stone	1500101	KY	1	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Allen Co. Stone	1500063	KY	1	1	0	0	0	0	$390.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Glass Sand and Gravel	1504261	KY	1	0	0	0	0	0	$300.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Bassett Stone Company	1500004	KY	1	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Tipton Ridge Quarry	1500019	KY	2	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Barren Co Stone	1506863	KY	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Casey Stone Company	1500012	KY	2	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Natural Bridge Stone	1500075	KY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Somerset Stone Company	1500094	KY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Lake Cumberland Stone	1500099	KY	2	3	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Cave Run Stone	1507194	KY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Bourbon Limestone Company	1518415	KY	2	0	0	1	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Pulaski Stone Company	1519092	KY	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Jellico Stone Company	4000057	TN	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Hinkle Contracting Company	Ewing Stone	4400234	VA	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Portable 1	4202528	UT	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	West Valley	4201980	UT	2	0	0	0	0	0	$100.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Parleys Stone	4202102	UT	1	0	0	0	0	0	$100.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Black Canyon 2100	1002146	ID	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Powerscreen 2100-2	1002147	ID	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Roadrunner Screen	1001916	ID	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Mona Pit	4202212	UT	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	42H0393 Crusher	4801625	WY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Kohlberg Wash Plant (Fear	4801626	WY	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Stockton Pit	4202480	UT	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Valley Pit	4200400	UT	1	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Kilgore Companies	Highland Pit	4200941	UT	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
RK Hall Construction	Sawyer Plant	3401950	OK	1	0	0	0	0	0	$300.00	0	No	No	0	0	$0.00	0
RK Hall Construction	Kirby Crusher #15	0301958	AR	0	0	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Troy Vines	Vines Sand and Gravel	4103348	TX	3	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0
Troy Vines	Vines Portable Plant	4103607	TX	3	1	0	0	0	0	$0.00	0	No	No	0	0	$0.00	0